EXHIBIT 10.5

OPERATING AGREEMENT

This Operating Agreement (this “Agreement”) is dated May 15, 2010, and is entered into in Shenzhen, China by and among Shoujin Business Consulting (Shenzhen) Limited (“Party A”), Shenzhen ShouGuan Investment Limited (“Party B”) and shareholders holding 100% outstanding shares of Party B (the “Shareholders of Party B” ), Yantai JinGuan Investment Limited  (“Party C”) and shareholders holding 100% outstanding shares of Party C (the “Shareholders of Party C” ), Penglai XinGuan Investment Limited (“Party D”) and the shareholders holding 100% outstanding shares of Party D (the “Shareholder of Party D”). Party A, Party B, Party C, Party D, Shareholders of Party B, Shareholders of Party C and the Shareholder of Party D are referred to collectively in this Agreement as the “Parties.”

RECITALS

1.
Party A, a limited company incorporated in Shenzhen, China, has the expertise in the business consulting, including operational management, research and development of the mining technologies, research on the solution of technical problems in mining, and other related technical support and services.

.
2.	Party B is a limited company incorporated in Shenzhen, China and is an investment holding company.

3.	Party C is a limited company incorporated in Yantai, China and is a subsidiary held 99% by Party B.

4. Party D is limited company incorporated in Penglai, China, and is engaged in development, transfer, consultation, engineering and other services regarding technologies in mining business.

5.            The undersigned Shareholders of Party B collectively own over 100% of the equity interests of Party B.

6. 7.
The undersigned Shareholders of Party C collectively own over 100% of the equity interests of Party C.

The undersigned Shareholders of Party D collectively own over 100% of the equity interests of Party D.

8.
Party A has established a business relationship with Party B, Party C and Party D by entering into the “Exclusive Technical Service and Business Consulting Agreement” (hereinafter referred to as the “Service Agreement”).

9.
Pursuant to the above-mentioned Service Agreement between Party A, Party B, Party C and Party D, Party B, Party C and Party D shall pay a certain amount of money to Party A. However, the relevant payable account has not been paid yet and the daily operation of Party B, Party C and Party D will have a material effect on its capacity to pay such payable account to Party A;

10.	The Parties are entering into this Agreement to clarify matters in connection with Party B, Party C and Party D’s operations.

NOW THEREFORE, all parties of this Agreement hereby agree as follows through mutual negotiations:

1.
Party A agrees, subject to the satisfaction of the relevant provisions by Party B. Party C and Party D herein, as the guarantor for Party B, Party C and Party D in the contracts, agreements or transactions in connection with Party B, Party C and Party D’s operation between Party B, Party C and Party D and any other third party, to provide full guarantee for the performance of such contracts, agreements or transactions by Party B, Party C and Party D. Party B, Party C and Party D agrees, as the counter-guarantee, to pledge all of its assets, including accounts receivable, to Party A. According to the aforesaid guarantee arrangement, Party A wishes to enter into written guarantee contracts with Party B, Party C and Party D’s counter-parties thereof to assume the guarantee liability as the guarantor when it needs; therefore, Party B, Party C and Party D shall take all necessary actions (including but not limited to execute relevant documents and transact relevant registrations) to carry out the arrangement of counter-guarantee to Party A.

2.
In consideration of the requirement of Article 1 herein and assuring the performance of the various operation agreements between Party A, Party B, Party C and Party D and the payment of the payables accounts by Party B, Party C and Party D to Party A, Party B, Party C and Party D together with the Shareholders of Party B, Party C and Party D hereby jointly agree that Party B, Party C and Party D shall not conduct any transaction which may materially affects its assets, obligations, rights or the operations of Party B, Party C and Party D (excluding the business contracts, agreements, sell or purchase assets during Party B, Party C and Party D’s regular operation and the lien obtained by relevant counter parties due to such agreements) unless the obtainment of a prior written consent from Party A, including but not limited to the following:

2.1	To borrow money from any third party or assume any debt;

2.2	To sell to or acquire from any third party any asset or right, including but not limited to any intellectual property right;

2.3	To provide any guarantees to any third parties using its assets or intellectual property rights;

2.4	To assign to any third party its business agreements.

3.
In order to ensure the performance of the various operation agreements between Party A, Party B, Party C and Party D and the payment of the various payables by Party B, Party C and Party D to Party A, Party B, Party C and Party D together with the Shareholders of Party B, Party C and Party D hereby jointly agree to accept, from time to time, advice regarding corporate policy advise provided by Party A in connection with company’s daily operations, financial management and the employment and dismissal of the company’s employees.

4.
Party B, Party C and Party D together with the Shareholders of Party B, Party C and Party D hereby jointly agree that Party B, Party C and Party D shall appoint the person recommended by Party A as the directors of Party B, Party C and Party D, and Party B, Party C and Party D shall appoint Party A’s senior managers as Party B, Party C and Party D’s General Manager, Chief Financial Officer, and other senior officers. If any of the above senior officers leaves or is dismissed by Party A, he or she will lose the qualification to take any position in Party B, Party C and Party D and Party B, Party C and Party D shall appoint other senior officers of Party A recommended by Party A to take such position. The person recommended by Party A in accordance with this Article herein should comply with the stipulation on the qualifications of directors, General Manager, Chief Financial Officer, and other senior officers pursuant to applicable law.

5.
Party B, Party C and Party D together with the Shareholders of Party B, Party C and Party D hereby jointly agree and confirm that Party B, Party C and Party D shall seek the guarantee from Party A first if it needs any guarantee for its performance of any contract or loan of flow capital in the course of operation. In such case, Party A shall have the right but not the obligation to provide the appropriate guarantee to Party B, Party C and Party D on its own discretion. If Party A decides not to provide such guarantee, Party A shall issue a written notice to Party B, Party C and Party D immediately and Party B, Party C and Party D shall seek a guarantee from other third party.

6.
In the event that any of the agreements between Party A, Party B, Party C and Party D terminates or expires, Party A shall have the right but not the obligation to terminate all agreements between Party A, Party B, Party C and Party D including but not limited to the Services Agreement.

7.
Any amendment and supplement of this Agreement shall be made in writing. The amendment and supplement duly executed by all parties shall be deemed as a part of this Agreement and shall have the same legal effect as this Agreement.

8.
If any clause hereof is judged as invalid or non-enforceable according to relevant laws, such clause shall be deemed invalid only within the applicable area of the Laws and without affecting other clauses hereof in any way.

9.
Party B, Party C and Party D shall not assign its rights and obligations under this Agreement to any third party without the prior written consent of Party A. Party B, Party C and Party D hereby agrees that Party A may assign its rights and obligations under this Agreement as it needs and such transfer shall only be subject to a written notice sent to Party B, Party C and Party D by Party A, and no any further consent from Party B, Party C and Party D will be required.

10.
All parties acknowledge and confirm that any oral or written materials communicated pursuant to this Agreement are confidential documents. All parties shall keep secret of all such documents and not disclose any such documents to any third party without prior written consent from other parties unless under the following conditions: (a) such documents are known or shall be known by the public (excluding the receiving party discloses such documents to the public without authorization); (b) any documents disclosed in accordance with applicable laws or rules or regulations of stock exchange; (c) any documents required to be disclosed by any party to its legal counsel or financial consultant for the purpose of the transaction of this Agreement by any party, and such legal counsel or financial consultant shall also comply with the confidentiality as stated hereof. Any disclosure by employees or agencies employed by any party shall be deemed the disclosure of such party and such party shall assume the liabilities for its breach of contract pursuant to this Agreement. This Article shall survive whatever this Agreement is void, amended, cancelled, terminated or unable to perform.

11.	This Agreement shall be governed by and construed in accordance with PRC law.

12.
The parties shall strive to settle any dispute arising from the interpretation or performance of this Agreement through friendly consultation. In case no settlement can be reached through consultation, each party can submit such matter to China International Economic and Trade Arbitration Commission (“CIETAC”) for arbitration in accordance with its rules of CIETAC. The arbitration proceedings shall take place in Shenzhen and shall be conducted in Chinese. Any resulting arbitration award shall be final and conclusive and binding upon all the parties.

13.	This Agreement shall be executed by a duly authorized representative of each party as of the date first written above and become effective on the date of execution.

14.
Notwithstanding Article 13 hereof, the parties confirm that this Agreement shall constitute the entire agreement of the Parties with respect to the subject matters therein and supersedes and replaces all prior or contemporaneous verbal and written agreements and understandings.

15.
The term of this agreement is ten (10) years unless early termination occurs in accordance with relevant provisions herein or in any other relevant agreements reached by all parties. This Agreement may be extended only upon Party A’s written confirmation prior to the expiration of this Agreement and the extended term shall be determined by the Parties hereto through mutual consultation. During the aforesaid term, if Party A or Party B, Party C or Party D is terminated at expiration of the operation term (including any extension of such term) or by any other reason, this Agreement shall be terminated upon such termination of such party, unless such party has already assigned its rights and obligations in accordance with Article 9 hereof.

16.
This Agreement shall be terminated on the expiration date unless it is renewed in accordance with the relevant provision herein. During the valid term of this Agreement, Party B, Party C and Party D shall not terminate this Agreement. Notwithstanding the above stipulation, Party A shall have the right to terminate this Agreement at any time by issuing a thirty (30) days prior written notice to Party B, Party C or Party D.

17.	This Agreement has been executed in six (6) duplicate originals in English, each Party has received one (1) duplicate original, and all originals shall be equally valid.
[SIGNATURE PAGE FOLLOWS]

 [Signature Page]

IN WITNESS WHEREOF both parties hereto have caused this Agreement to be duly executed by their legal representatives and duly authorized representatives on their behalf as of the date first set forth above.

PARTY A:	Shoujin Business Consulting (Shenzhen) Limited
Legal/Authorized Representative: (signed and sealed)
/s/ Ngai Wai Ping
Name: Ngai Wai Ping
Title: Director

PARTY B:	Shenzhen ShouGuan Investment Limited
Legal/Authorized Representative: (signed and sealed)
/s/ Feize Zhang
Name: Feize Zhang
Title: Director

PARTY C:	Yantai JinGuan Investment Limited
Legal/Authorized Representative: (signed and sealed)
/s/ Feize Zhang
Name: Feize Zhang
Title: Director

PARTY D:	Penglai XinGuan Investmnet Limited
Legal/Authorized Representative: (signed and sealed)
/s/ Jianxi Yang
Name: Jianxi Yang
Title: Director

SIGNATURE PAGE FOR SHAREHOLDERS OF PARTY B

 SHAREHOLDERS OF PARTY B:

/s/ Feize Zhang
Feize Zhang : 70% owner of Shenzhen ShouGuan Investment Limited

/s/ Jingfeng Lv
Jingfeng Lv: 20% owner of Shenzhen ShouGuan Investment Limited

/s/ Jianxi Yang
Jianxi Yang: 10% owner of Shenzhen ShouGuan Investment Limited

SIGNATURE PAGE FOR SHAREHOLDER OF PARTY C

 SHAREHOLDER OF PARTY C:

Shenzhen ShouGuan Investment Limited: 99% owner of Yantai JinGuan Investment Limited
Legal/Authorized Representative: (signed and sealed)
/s/ Feize Zhang
Name: Feize Zhang
Title: Director

/s/ Jianxi Yang
Jianxi Yang : 1% owner of Yantai JinGuan Investment Limited
(signed)

Yantai JinGuan Investment Limited: 100% owner of Penglai XinGuan Investment Limited Legal/Authorized Representative: (signed and sealed) /s/ Feize Zhang Name: Feize Zhang Title: Director

SIGNATURE PAGE FOR SHAREHOLDER OF PARTY D

 SHAREHOLDER OF PARTY D:

Yantai JinGuan Investment Limited: 100% owner of Penglai XinGuan Investment Limited Legal/Authorized Representative: (signed and sealed) /s/ Feize Zhang Name: Feize Zhang Title: Director